UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2009

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, One Blue Hill Plaza Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2009, Hudson Technologies, Inc. (the "Registrant"), through its subsidiary company Hudson Technologies Company ("HTC"), entered into a Fourth Amendment to the Amended and Restated Loan Agreement (the "Amendment") with Keltic Financial Partners, LP ("Keltic") and Bridge Healthcare Finance, LLC ("Bridge"), which extended through September 15, 2009 the temporary increase to $17,000,000 in HTC's existing credit facility with Keltic and Bridge (the "Facility") that was put in place on March 20, 2009 pursuant to the Third Amendment to the Amended and Restated Loan Agreement with Keltic and Bridge. Effective as of the close of business on September 15, 2009, the maximum borrowings under the Facility will return to $15,000,000. The Facility bears interest at a rate equal to the greater of the prime rate plus 0.875% or 6.5%. As of July 15, 2009 the Facility bore interest at 6.5%. At July 15, 2009, the total borrowings under the Facility were approximately $11,500,000.

On July 15, 2009, the Registrant, through HTC entered into a Waiver to Loan Agreement with respect to the Facility which, among other things, waived HTC's failure to achieve minimum EBITDA for the fiscal quarter ending June 30, 2009 as required under the Amended and Restated Loan Agreement between HTC, Keltic and Bridge, dated as of June 27, 2007, as amended.

Item 2.02 Results of Operations and Financial Condition.

On July 16, 2009 the Registrant issued a press release announcing its preliminary unaudited financial results for the fiscal quarter and three months ended June 30, 2009.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in the first paragraph of Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release of the Registrant issued July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: July 21, 2009	By:	/s/ Stephen P. Mandracchia
	Name:	Stephen P. Mandracchia
	Title:	Vice President Legal & Regulatory, Secretary